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                                                                     Exhibit 4.3

                               SECURITY AGREEMENT

     This SECURITY AGREEMENT (this "AGREEMENT"), dated as of June 4, 2002, is entered into by and between LAS VEGAS SANDS, INC., a Nevada corporation ("LVSI"), VENETIAN CASINO RESORT, LLC, a Nevada limited liability company ("VCR"), and each Subsidiary Guarantor (as defined below) from time to time a party to this Agreement (individually each a "DEBTOR" and collectively, the "DEBTORS"), and THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("SCOTIABANK"), in its capacity as Intercreditor Agent under the Intercreditor Agreement (as defined below) (in such capacity, "INTERCREDITOR AGENT") for and on behalf of (i) each Bank Secured Party (as defined below), (ii) U.S. Bank National Association, a national banking association, as the trustee (the "MORTGAGE NOTES INDENTURE TRUSTEE") for and on behalf of the Mortgage Note Holders (individually, each a "MORTGAGE NOTE SECURED PARTY" and together, the "MORTGAGE NOTE SECURED PARTIES") under the Mortgage Notes Indenture (as defined below) and (iii) the Intercreditor Agent.

                                    RECITALS

     A. THE PROJECT. VCR and LVSI own and operate the Venetian Casino Resort (the "CASINO RESORT"), a Venetian-themed hotel, casino, retail, meeting and entertainment complex, with related heating, ventilation and air conditioning and power station facilities located at 3355 Las Vegas Boulevard South, Clark County, Nevada and the to be constructed and developed approximately 1,000 room hotel tower being constructed by VCR on the currently existing parking garage of the Casino Resort, approximately 1,000-parking space expansion to the Casino Resort's existing parking garage and approximately 150,000 additional square feet of additional meeting and conference center space in the Casino Resort (collectively, with the Casino Resort, the "PROJECT").

     B. CREDIT AGREEMENT. Concurrently herewith, LVSI, VCR, Scotiabank, as administrative agent, joint lead arranger and joint bookrunner, Goldman Sachs Credit Partners L.P., as syndication agent, joint lead arranger and joint bookrunner and the financial institutions party thereto (the "BANK LENDERS") have entered into the Credit Agreement (as amended, amended and restated, supplemented, modified, extended, refinanced, refunded, renewed, replaced or substituted from time to time, the "CREDIT AGREEMENT") pursuant to which the Bank Lenders have agreed, subject to the terms thereof and hereof, to make Credit Extensions to LVSI and VCR.

     C. MORTGAGE NOTES INDENTURE. Concurrently herewith, LVSI, VCR, certain guarantors named therein and the Mortgage Notes Indenture Trustee have entered into the Mortgage Notes Indenture pursuant to which LVSI and VCR will issue the Mortgage Notes.

     D. INTERCREDITOR AGREEMENT. Concurrently herewith, the Intercreditor Agent, the Administrative Agent and the Mortgage Notes Indenture Trustee have entered into an Intercreditor Agreement, dated as of the date hereof (such agreement as it may be modified,

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amended or supplemented from time to time, the "INTERCREDITOR AGREEMENT"), which sets forth certain agreements among such lenders with respect to the priority of the liens created hereunder, the enforcement of remedies and the allocation of the proceeds of any realization upon the collateral. The Intercreditor Agent is entering into this Agreement and shall perform its obligations as set forth herein and in the manner provided, pursuant to the provisions of the Intercreditor Agreement and shall take directions from time to time from one or more of the Credit Parties as defined and provided for therein.

     E. CONDITION PRECEDENT. It is a condition precedent to entering into the Mortgage Notes Indenture and the Credit Agreement and consummating the transactions contemplated therein (including the extension of credit thereunder) that the Debtors enter into this Agreement.

                                    AGREEMENT

     In consideration of the promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtors hereby agree as follows:

     1.    DEFINITIONS.

     1.1 "ASSIGNED AGREEMENTS" means all of the agreements and documents, as amended, supplemented or otherwise modified from time to time described in clauses (A) through (H) of Section 2.1.1.

     1.2 "BANK EVENT OF DEFAULT" shall mean any Event of Default under and as defined in the Credit Agreement.

     1.3   "BANK SECURED OBLIGATIONS" is defined in Section 3.1.

     1.4 "BANK SECURED PARTIES" means the Secured Parties, as defined in the Credit Agreement.

     1.5 "EVENT OF DEFAULT" shall mean a Bank Event of Default or a Mortgage Note Event of Default.

     1.6 "FINANCING AGREEMENTS" is defined in the Intercreditor Agreement as in effect on the date hereof.

     1.7 "FUTURE FIRST LIEN CREDIT FACILITY" is defined in the Intercreditor Agreement as in effect on the date hereof.

     1.8 "MORTGAGE NOTE EVENT OF DEFAULT" shall mean any Event of Default under and as defined in the Mortgage Notes Indenture.

     1.9   "MORTGAGE NOTES SECURED OBLIGATIONS" is defined in Section 3.2.

     1.10 "OBLIGATIONS" shall mean collectively the Bank Secured Obligations and the Mortgage Notes Secured Obligations.

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     1.11  "PERMITTED COUNTERPARTY" is defined in the Intercreditor Agreement as in effect on the date hereof.

     1.12 "RECEIVABLES" shall mean all of the Debtor's accounts and accounts receivable, including, without limitation, all rights to payment for goods sold or leased or secured or for services rendered which are not evidenced by an instrument or chattel paper, all other present or future rights for money due or to become due, all of the accounts, chattel paper, instruments, promissory notes, contract rights, documents, other obligations and general intangibles for money due or to become due of any kind, in each case whether now existing or hereafter arising and wherever arising and whether or not earned by performance.

     1.13 "SECURED PARTIES" shall mean individually and collectively, Intercreditor Agent, the Bank Secured Parties, the Mortgage Note Secured Parties and the holders of any Indebtedness that is a Future First Lien Credit Facility.

     1.14 "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     1.15 Unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have their respective meanings as used in the Credit Agreement as in effect on the date hereof. The rules of interpretation contained in the Credit Agreement as in effect on the date hereof shall apply to this Agreement.

     1.16 Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Agreement (whether or not capitalized herein), including its preamble and recitals, with such meanings.

     2.    ASSIGNMENT, PLEDGE AND GRANT OF SECURITY INTERESTS.

     2.1 SENIOR GRANT IN FAVOR OF BANK SECURED PARTIES AND INTERCREDITOR AGENT IN ASSIGNED AGREEMENTS. To secure the timely payment and performance of the Bank Secured Obligations, subject to compliance with applicable Nevada Gaming Laws, each Debtor does hereby assign, grant and pledge to, and subject to a security interest on a first priority basis in favor of, the Intercreditor Agent, on behalf and for the benefit of the Bank Secured Parties and the Intercreditor Agent, all the estate, right, title and interest of such Debtor, whether now owned or hereafter acquired or arising and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, in, to and under the following (the "SHARED INTANGIBLE COLLATERAL"):

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           2.1.1 the following agreements and documents, as amended,
     supplemented or otherwise modified from time to time and all of such Debtor's rights thereunder:

                (A)  Architect's Agreement;

                (B)  HVAC Service Agreement;

                (C)  HVAC Ground Lease;

                (D)  Beers Construction Contract;

                (E)  Schuff Steel Contract;

                (F)  Cooperation Agreement;

                (G)  Service Contract between the Venetian and SECC;

                (H)  Services Agreement;

                (I) to the extent assignable, all other documents and agreements entered into on, prior to or after the date hereof, relating to the development, construction or operation of the Project (other than the Financing Agreements) as the same may be amended from time to time in accordance with the terms and conditions of the Credit Agreement and the Mortgage Notes Indenture and to the extent assignable any other agreements to which such Debtor is or becomes a party;

                (J) to the extent assignable, the insurance policies now or hereafter maintained by such Debtor or any other Person under the Cooperation Agreement, the Credit Agreement, the Mortgage Notes Indenture or any other Project Document (except as specifically provided above), including any such policies insuring against loss of revenues by reason of interruption of the operation of the Project and all loss proceeds and other amounts payable to such Debtor thereunder, and all eminent domain proceeds;

                (K) to the extent assignable, all other agreements, now existing or hereafter entered into, including vendor warranties, indemnities, and guarantees running to such Debtor or assigned to such Debtor, including all such agreements relating to the construction, maintenance, improvement, operation or acquisition of the Project or any part thereof, or the transport of material, equipment and other parts of the Project or any part thereof;

                (L) to the extent assignable, any other lease or sublease agreements or easement agreements, now existing or hereafter entered into, including all such agreements relating to the Project (other than the Mall) or any part thereof or any ancillary facilities to which such Debtor is or becomes a party;

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                (M)  to the extent assignable, all amendments, supplements, substitutions and renewals to any of the aforesaid agreements;

                (N) all rights of such Debtor to receive (i) monies due or to become due under or pursuant to the aforesaid agreements and (ii) proceeds of any insurance, indemnity, warranty or guaranty with respect to the aforesaid agreements;

                (O) all claims of such Debtor for damages arising out of breach or default under any of the aforesaid agreements;

                (P) the rights of such Debtor to terminate, amend, supplement, or modify any of the aforesaid agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; and

                (Q) to the extent assignable, all Permits, including those described on Annex 5 hereto, necessary for or relating to the construction of the Project.

           2.1.2 the proceeds of all of the foregoing, including (a) all rights of such Debtor to receive proceeds, rents, profits and moneys due and to become due under or pursuant to the Assigned Agreements; (b) all rights of such Debtor to receive the return of any premiums for, or proceeds of, any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements or to receive any condemnation proceeds; (c) all claims of such Debtor for damages arising out of, or for breach of or default under, any Assigned Agreement; and (d) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the Assigned Agreements or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily.

     Notwithstanding anything to the contrary contained herein, the term "Shared Intangible Collateral" for purposes of this Section 2.1 shall not include
     (i) any capital stock, common stock, preferred stock, membership interest, partnership interest or any other equity interest of LVSI, VCR, any of their Subsidiaries or any other Person held by LVSI, VCR or any of their Subsidiaries, (ii) the HVAC Component, (iii) any assets which if pledged, hypothecated or given as collateral security would require any Debtor to seek approval of any Nevada Gaming Authority of the pledge, hypothecation or collateralization, or require the Intercreditor Agent or any Secured Party to be licensed, qualified or found suitable by an applicable Nevada Gaming Authority (other than any approval required for the pledge, hypothecation or collateralization of assets in connection with the Exchange Offer (as defined in the Mortgage Notes Indenture)), (iv) any contracts, contract rights, permits or general intangibles, which by their terms or the operation of law prohibit or do not allow assignment or require any consent for assignment which has not been obtained or which would be breached by virtue of a security interest being granted therein,
     (v) all right, title and interest of the Borrowers' in the account under the Defeasance Trust Agreement, dated as of June 4, 2002, among LVSI, Venetian, certain of their subsidiaries and U.S. Bank National Association, as trustee, and all securities, cash and proceeds in such account and (vi) any property or

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     assets subject to a Lien permitted under clauses (ii), (iv), (xxv)(b),
     (xxvi) and (xxvii) of the definition of Permitted Liens contained in the Credit Agreement and clauses (2), (3) and (12)(a) of the definition of Permitted Liens contained in the Mortgage Notes Indenture (collectively, the "EXCLUDED COLLATERAL").

     2.2 SENIOR GRANT TO BANK SECURED PARTIES AND INTERCREDITOR AGENT IN OTHER COLLATERAL. To secure the timely payment and performance of the Bank Secured Obligations, subject to compliance with applicable Nevada Gaming Laws, each Debtor does hereby assign, grant and pledge to, and subject to a security interest on a first priority basis in favor of, the Intercreditor Agent, on behalf and for the benefit of the Bank Secured Parties and the Intercreditor Agent, all the estate, right, title and interest of such Debtor, whether now owned or hereafter acquired or arising and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, in, to and under the following:

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                (A)  all Permits, but excluding any of the Permits which by their terms or by operation of law prohibit or do not allow assignment or which would become void solely by virtue of a security interest being granted therein;

                (B) to the extent assignable, all rents, profits, income, royalties, revenues, accounts, contracts, contract rights, chattel paper, documents, instruments, general intangibles (including tax refunds and all payment intangibles) and other rights of any kind and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such rents, profits, income, royalties, revenues, accounts, contracts, contract rights, chattel paper, instruments, documents, general intangibles or other rights and claims to the payment or receipt of money or other forms of consideration (including any intercompany notes held by any of the Debtors);

                (C) all equipment in all of its forms and all parts thereof and accessions thereto (except to the extent such Debtor's interest therein may not be assigned or a security interest therein may not be granted), including all plant, machinery, tools, engines, and equipment of any type, including control equipment, gaming equipment and general equipment and devices, all computer equipment, calculators, adding machines, slot gaming tables, video game and slot machines and any other electronic equipment of every nature, appliances, mechanical and electrical systems, elevators, lighting, alarm systems, fire control systems, furnishings, furniture, service equipment, motor vehicles, building or maintenance equipment, building or maintenance materials, pipes and pipelines, spare parts, maps, plans, specifications, architectural, engineering, construction or shop drawings, manuals or similar documents and any replacements, renewals or substitutions for any of the foregoing;

                (D) all plant fixtures, business fixtures and other fixtures and storage and office facilities and accessions thereto and replacements thereof and products thereof;

                (E) all inventory in all of its forms, including (i) all goods held by such Debtor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all supplies, raw materials, work in process, finished goods, and materials used or consumed in such Debtor's business, (iii) all goods covered by any warehouse receipts, bills of lading or other such documents or in which such Debtor has an interest in mass or a joint or other interest or right of any kind and (iv) all goods which are returned to or repossessed by such Debtor and all accessions thereto and products thereof;

                (F) all trademarks and service marks now owned or hereafter acquired by any Debtor which are registered in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used and owned by such Debtor in the United States and trade dress, including logos, designs, trade names,

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           business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used and owned by such Debtor in the United States (collectively, the "MARKS") including the Marks listed on ANNEX 2, together with the registration and right to renewals thereof, and the goodwill of the business of such Debtor symbolized by the Marks and all licenses associated therewith, it being understood that the rights and interests included herein shall include all rights and interests pursuant to licensing or other contracts in favor of such Debtor pertaining to the Marks presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Debtor, only to the extent permitted by such licensing or other contracts and, if not so permitted, except with respect to the rights of such Debtor to receive payments thereunder, only with the consent of such third parties;

                (G) all United States copyrights which such Debtor now or hereafter owns or has registered with the United States Copyright Office, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by such Debtor (collectively, the "COPYRIGHTS") including, the Copyrights listed on ANNEX 3, and all United States patents to which such Debtor now or hereafter has title and any divisions or continuations thereof, as well as any application for a United States patent now or hereafter made by such Debtor (collectively, the "PATENTS"), including all Patents listed on ANNEX 4, and all reissues, renewals or extensions of each of them, it being understood that the rights and interests included herein shall include all rights and interests pursuant to licensing or other contracts in favor of such Debtor pertaining to the Copyrights and Patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Debtor, except with respect to the rights of such Debtor to receive payments thereunder, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties;

                (H) all computer programs and software owned by such Debtor and all intellectual property rights therein and all other proprietary information of such Debtor, including trade secrets, it being understood that the rights and interests included herein shall include all rights and interests pursuant to licensing or other contracts in favor of such Debtor pertaining to computer programs and software presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of such Debtor, only to the extent permitted by such licensing or other contracts and, if not so permitted, except with respect to the rights of such Debtor to receive payments thereunder, only with the consent of such third parties;

                (I) to the extent not covered by any other clause of this subsection 2.2 but subject to the exclusions specified above, all other trademarks, tradenames, tradesecrets, goodwill, business names, patents, patent applications, licenses and copyrights, registrations, and franchise rights owned by such Debtor;

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                (J)  to the extent not covered by any other clause of this subsection 2.2 but subject to the exclusions specified above, all other general intangibles (including tax refunds, rights to payment or performance, chooses in action and judgments taken on any rights or claims included in the Collateral);

                (K) contract rights in respect of agreements entered into with regard to the purchase of any furniture, fixtures and equipment for use in the hotel/casino component of the Project and any deposits paid in respect thereof;

                (L) all deposit accounts, securities accounts, securities entitlements, investment property and financial assets (including the Disbursement Account);

                (M)  all letter of credit rights;

                (N) all commercial tort claims in which such Debtor has rights as set forth on ITEM 6 of ANNEX 1 or any supplement thereto;

                (O) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this subsection; and

                (P) the proceeds of all of the foregoing (all of the collateral described in 2.2.(A) through and including 2.2.(P) being herein collectively referred to as the "OTHER COLLATERAL" and together with the Shared Intangible Collateral, the "COLLATERAL"), including (a) all rights of such Debtor to receive proceeds, rents, profits and moneys due and to become due under or pursuant to the Other Collateral; (b) all rights of such Debtor to receive the return of any premiums for, or proceeds of, any insurance, indemnity, warranty or guaranty with respect to the Other Collateral or to receive any condemnation proceeds with respect thereto; (c) all claims of such Debtor for damages arising out of, or for breach of or default under, any Other Collateral; and (d) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Other Collateral or proceeds thereof is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily.

     Notwithstanding anything to the contrary contained herein, the term "Other Collateral" for purposes of this Section 2.2 shall not include (i) any Excluded Collateral and (ii) the Shared Intangible Collateral.

     2.3 JUNIOR GRANT IN FAVOR OF MORTGAGE NOTE SECURED PARTIES. To secure the timely payment and performance of the Mortgage Notes Secured Obligations, subject to compliance with applicable Nevada Gaming Laws, each Debtor does hereby assign, grant and pledge to, and subject to a security interest on a second priority basis, in favor of, the Intercreditor Agent, on behalf of and for the benefit of the Mortgage Note Secured Parties and the Intercreditor Agent, all the estate, right, title and interest of each Debtor, whether now owned or hereafter acquired or arising and wheresoever located, whether or not of a type which may be subject to a security interest under the UCC, in, to and under the Collateral (other than the Collateral (as defined in the Disbursement Account Agreement)).

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Notwithstanding anything to the contrary contained herein, the term "Collateral"
for purposes of this Section 2.3 shall not include any Excluded Collateral.

     2.4 DELIVERY OF ASSIGNED AGREEMENTS. Each Debtor has heretofore delivered, or concurrently with the delivery hereof, is delivering to the Intercreditor Agent an executed counterpart or certified copy of each of the Assigned Agreements executed on or prior to the Closing Date. Each Debtor will likewise deliver to the Intercreditor Agent an executed copy of each Assigned Agreement not yet delivered and each Material Contract entered into by Debtors and amendments and supplements to the foregoing, as they are entered into by Debtor promptly upon the execution thereof. Each Debtor will, at the reasonable request of the Intercreditor Agent, further: (1) mark conspicuously each item of chattel paper and each of its records pertaining to the Collateral, with a legend, in form and substance reasonably satisfactory to the Intercreditor Agent, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the reasonable request of the Intercreditor Agent, deliver and pledge to the Intercreditor Agent hereunder all promissory notes and other instruments and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Intercreditor Agent. Notwithstanding anything to the contrary contained herein, no such future lease, construction agreement, operation agreement or other material agreement may be entered into by Debtor except as permitted under both the Credit Agreement and the Mortgage Notes Indenture.

     2.5 DEBTORS TO REMAIN LIABLE. Notwithstanding anything to the contrary contained herein, Debtors shall remain liable under each of the Assigned Agreements to perform all of the obligations undertaken by them thereunder, all in accordance with and pursuant to the terms and provisions thereof and take such action to such end as requested by the Intercreditor Agent, and the Secured Parties shall have no obligation or liability under any of such Assigned Agreements by reason of or arising out of this Agreement, nor shall the Intercreditor Agent or any other Secured Party be required or obligated in any manner to perform or fulfill any obligations of Debtors thereunder or to make any payment or inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amounts which may have been assigned to the Secured Parties or to which such Secured Party may be entitled at any time.

     2.6 ACTION BY INTERCREDITOR AGENT AND SECURED PARTIES TO CURE CERTAIN DEFAULTS. If any default by a Debtor under any of the Assigned Agreements shall occur and be continuing that constitutes an Event of Default, then subject to the terms of the Intercreditor Agreement any of the Intercreditor Agent and the Secured Parties shall be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to Debtors and to the parties to the Assigned Agreement or Assigned Agreements for which such of the Intercreditor Agent and the Secured Parties intends to remedy the default. After giving such notice of its intent to cure such default and upon the commencement thereof, the Intercreditor Agent or the Secured Parties, as applicable, will proceed diligently to cure such default. Any cure by the Intercreditor Agent or any of the Secured Parties of Debtor's default under any of the Assigned Agreements shall not be construed as an assumption by the Intercreditor Agent or any of the other Secured Parties of any obligations, covenants or agreements of Debtors under such Assigned Agreement, and neither the Intercreditor Agent nor any of the Secured Parties shall be liable to any Debtor or any

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other Person as a result of any actions undertaken by the Intercreditor Agent or any of the Secured Parties pursuant hereto or pursuant to any Consent or in curing or attempting to cure any such default. This Agreement shall not be deemed to release or to affect in any way the obligations of Debtors under the Assigned Agreements or the rights of Intercreditor Agent hereunder with respect to the exercise of remedies.

     2.7 RESTRICTIONS ON MODIFICATION OF ASSIGNED AGREEMENTS. Debtor shall not without the consent of the Intercreditor Agent:

           2.7.1 cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof;

           2.7.2 amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder;

           2.7.3 waive any default under or breach of the Assigned Agreements;

           2.7.4 consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or

           2.7.5 take any other action in connection with the Assigned Agreements that would impair the value of the interest or rights of Debtor thereunder or that would impair the interest or rights of the Secured Parties.

Notwithstanding the foregoing, Debtors may take any actions otherwise prohibited under this subsection 2.7 to the extent permitted by both the Mortgage Notes Indenture and the Credit Agreement. Further, Debtors shall not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral except as permitted by both the Mortgage Notes Indenture and the Credit Agreement so long as any such agreement by its terms restricts the sale, assignment or other disposition of Collateral.

     3.    OBLIGATIONS SECURED.

     3.1 BANK SECURED OBLIGATIONS. This Agreement secures, and all of the Collateral is collateral security for (i) the Obligations (as defined in the Credit Agreement), (ii) any and all sums advanced by any of the Bank Secured Parties in order to preserve the Collateral or preserve Bank Secured Parties' security interest in the Collateral (or the priority thereof), (iii) the expenses of any Bank Secured Parties of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of Debtors referred to above, or of any exercise by the Bank Secured Parties of their rights hereunder, together with reasonable attorneys' fees and disbursements and court costs, (iv) any and all obligations of Debtors to the Intercreditor Agent and any other agents in respect of costs, fees, indemnification or otherwise under this Agreement and/or any other Financing Agreement whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated and whether or not jointly owed with others and (v) any of the foregoing obligations that are paid to the extent all or any portion of such payment is avoided or recovered directly or indirectly from any Bank Secured

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Party as a preference, fraudulent transfer or otherwise (collectively, the "BANK
SECURED OBLIGATIONS").

     3.2 MORTGAGE NOTE SECURED OBLIGATIONS. This Agreement secures, and all of the Collateral is collateral security for (i) the prompt payment and performance by each Debtor when due whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of every nature of Debtors now or hereafter existing under or arising out of or in connection with the Mortgage Notes, the Mortgage Notes Indenture, this Agreement, and the Mortgage Notes Indenture Security Documents and all extensions and renewals thereof, whether for principal, interest (including, interest that, but for the filing of a petition in bankruptcy with respect to such Debtor, would accrue on such obligations at the contract rate whether or not a claim for such interest is allowed in any such proceeding), payments for early termination, fees, expenses, increased costs, indemnification, or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated and whether or not jointly owed with others, (ii) any and all sums advanced by any of the Mortgage Note Secured Parties in order to preserve the Collateral or preserve the Mortgage Note Secured Parties' security interest in the Collateral (or the priority thereof), (iii) the expenses of the Intercreditor Agent or the Mortgage Notes Indenture Trustee of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of Debtors referred to above, or of any exercise by the Mortgage Notes Indenture Trustee of its rights hereunder, together with reasonable attorneys' fees and disbursements and court costs, (iv) any and all obligations of Debtors to the Intercreditor Agent in respect of costs, fees, indemnification or otherwise under this Agreement, and/or any other Financing Agreement whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated and whether or not jointly owed with others and (v) any of the foregoing obligations that are paid, to the extent all or a portion of such payment is avoided or recovered directly or indirectly from any Mortgage Note Secured Party as a preference, fraudulent transfer or otherwise (collectively, the "MORTGAGE NOTES SECURED OBLIGATIONS").

     4.    REPRESENTATIONS AND WARRANTIES OF DEBTOR.

     Each Debtor represents and warrants as of the date hereof as follows:

     4.1 Such Debtor has not assigned any of its rights under the Assigned Agreements except as expressly permitted under each of the Credit Agreement and the Mortgage Notes Indenture.

     4.2 Except as otherwise permitted by the Credit Agreement and the Mortgage Notes Indenture such Debtor has not executed and is not aware of any effective financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral, except such as may have been filed in accordance with the terms of this Agreement and the other Financing Agreements in favor of the Secured Parties.

     4.3 Except as otherwise permitted by the Credit Agreement and the Mortgage Notes Indenture and as provided in Section 4.5 and 4.6 hereof, such Debtor is lawfully possessed of ownership of the Collateral and has full right, title and interest in and to all rights purported to be granted to it under the Assigned Agreements, not subject to any Liens except Permitted Liens. Such Debtor has full power and lawful authority to grant and assign the Collateral hereunder and all consents of third parties required in connection therewith have been obtained.

     4.4 Such Debtor does not do business, and for the previous five years has not done business, under any fictitious business names or trade names.

     4.5 To the knowledge of such Debtor, such Debtor is the true, lawful and exclusive owner of the Marks listed in ANNEX 2 in connection with Debtor's present business, except those listed as being held under a non-exclusive license, and said listed Marks include all of such Debtor's United States federal registrations or applications registered in the United States Patent and Trademark office. To the knowledge of such Debtor, such Debtor owns or is licensed to use all Marks in connection with its present business that are material to its business. Such Debtor is aware of no material third party claim that any aspect of such Debtor's present or contemplated business operations infringes or will infringe on any such third party's rights to such Marks. Such Debtor is the owner of record of all United States registrations and applications listed in ANNEX 2 hereto and that, to the knowledge of such Debtor, said registrations are valid, subsisting, have not been canceled and that such Debtor is not aware of any material third-party claim that any of said registrations is invalid or unenforceable.

     4.6 To the knowledge of such Debtor, such Debtor is the true, lawful and exclusive owner of all rights in the Patents listed in ANNEX 3 hereto and in the Copyrights listed in ANNEX 4 hereto. Said listed Patents include all the United States patents and applications for United States patents that such Debtor owns and said listed Copyrights constitute all the United States copyrights registered in the United States Copyright Office and applications for United States copyrights that it now uses or practices under that are material to its business. Such Debtor is aware of no material third party claim that any aspect of such Debtor's present or contemplated business operations infringes or will infringe on any such third party's rights to any patent or any copyright.

     4.7 All notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to the Intercreditor Agent duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

     4.8 The jurisdiction in which each Debtor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in ITEM A of ANNEX 1 hereto. Set forth in ITEM B of ANNEX 1 is each location a secured party would have filed a UCC financing statement prior to July 1, 2001 to perfect a security interest in equipment, inventory and general intangibles owned by each Debtor. No Debtor has any trade names other than those set forth in ITEM C of ANNEX 1 hereto. During the four months preceding the date hereof, no Debtor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Debtor been the subject of any merger or other corporate reorganization, except as set forth in ITEM D of ANNEX 1 hereto. The name set forth on the signature page is the true and correct name of such Debtor. Each Debtor's federal taxpayer identification number is (and, during the four months preceding the date hereof, such Debtor has not had a federal taxpayer identification number different from that) set forth in ITEM E of ANNEX 1 hereto. If the Collateral of any Debtor includes any inventory located in the State of California, such Debtor is not a "retail merchant" within the meaning of Section 9102 of the California UCC. No Debtor is a party to any federal, state or local government contract except as set forth in ITEM F of ANNEX 1 hereto.

     4.9 This Agreement creates a valid security interest in the Collateral securing the payment of the Secured Obligations; provided that with respect to Marks, Copyrights and Patents and any other intellectual property included as Collateral herein, this representation shall only extend to such Marks, Copyrights and Patents that are the subject of United States federal registrations or applications. Each Debtor has filed or caused to be filed all financing statements in the appropriate offices therefor (or has authenticated and delivered to the Intercreditor Agent financing statements suitable for filing in such offices) and has taken all of the actions necessary to create perfected and (subject to Permitted Liens) first-priority security interests in the Collateral other than, (a) all deposit accounts, securities accounts and investment accounts (and related investment property and financial assets), except to the extent an agreement relating to such accounts referred to in
Section 5.13 has been obtained by the Debtors, (b) letter of credit rights except to the extent the issuer of such letter of credit has consented to an assignment of the proceeds of such letter of credit and (c) until 185 days after the Closing Date, any deposit accounts, securities accounts, investment accounts (and related investment property and financial assets) or like accounts located outside the United States.

     5.    COVENANTS OF DEBTORS.

     Each Debtor covenants as follows:

     5.1 Any action or proceeding to enforce this Agreement after an Event of Default has occurred and is continuing under any Assigned Agreement may be taken by the Intercreditor Agent either in such Debtor's name or in the Intercreditor Agent's name, as the Intercreditor Agent may deem necessary.

     5.2 Such Debtor will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral and the interests of the Intercreditor Agent and the Secured Parties in the Collateral against any claim or demand of any persons (other than Permitted Liens) which could reasonably be expected to materially and adversely affect such Debtor's title to, or the Secured Parties right or interest in, such Collateral.

     5.3 Such Debtor will at all times keep accurate and complete records of the Collateral. Such Debtor shall, at its own expense, permit representatives of the Intercreditor Agent, the Administrative Agent and the Mortgage Notes Indenture Trustee upon reasonable prior notice, and in accordance with the Credit Agreement and the Mortgage Notes Indenture, at any time during normal business hours of such Debtor to inspect and make abstracts from such Debtor's books and records pertaining to the Collateral subject to a confidentiality undertaking in form and substance reasonably satisfactory to Debtors. Upon the occurrence and during the continuation of any Event of Default, at the Intercreditor Agent's request, Debtors shall promptly deliver copies of any and all such records to the Intercreditor Agent.

     5.4 Unless waived in writing by the Intercreditor Agent, such Debtor shall give the Intercreditor Agent at least forty-five days' notice before it changes its name, identity, corporate structure, location of its principal place of business or location of its chief executive office and shall at the expense of such Debtor execute and deliver such instruments and documents as may reasonably be required by the Intercreditor Agent to maintain a prior perfected security interest in the Collateral.

     5.5 Such Debtor will keep and maintain the Collateral in good condition, working order and repair and from time to time will make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable toward such end. Such Debtor will not misuse the Collateral, or allow it to deteriorate except for the ordinary wear and tear of its normal and expected use in such Debtor's business in accordance with such Debtor's policies as then in effect (PROVIDED that no changes are made to such Debtor's policies as in effect on the date hereof that would be materially adverse to the interests of the Secured Parties), and will comply in all material respects with all laws, statutes and regulations pertaining to the use or ownership of the Collateral. Such Debtor will promptly notify the Intercreditor Agent, Administrative Agent and the Mortgage Notes Indenture Trustee regarding any material loss or damage to any material Collateral or portion thereof; PROVIDED, HOWEVER, that the foregoing provisions exclude normal wear and tear to the Collateral, items that such Debtor reasonably believes are no longer necessary to the successful operation of its business and the disposition of obsolete items. Such Debtor will not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral. Nothing contained in this Section 5.5 shall prohibit such Debtor from taking any action or refraining from taking any action permitted by the Credit Agreement and the Mortgage Note Indenture.

     5.6 Upon the reasonable request of the Intercreditor Agent, Administrative Agent or the Mortgage Notes Indenture Trustee, such Debtor will promptly deliver to such Person records and schedules that show the status, condition and location of the Collateral, including accounts receivable aging reports and other reports reasonably requested by such Person, all in reasonable detail; and will promptly notify the Intercreditor Agent, Administrative Agent and the Mortgage Notes Indenture Trustee in writing of any event, or change of law, regulation, business practice, or business condition that may materially adversely affect the value of the Collateral. The Intercreditor Agent, Administrative Agent and the Mortgage Notes Indenture Trustee shall have the right to review and verify such records, schedules, financial information and notices, and such Debtor will reimburse each such Person for all costs incurred thereby. Such review and verification shall include the right of the Intercreditor Agent, Administrative Agent and the Mortgage Notes Indenture Trustee to contact account debtors to confirm balances owing on and the terms of Receivables, PROVIDED that an Event of Default has occurred and is continuing.

     5.7 Except as otherwise provided in this SECTION 5.7, such Debtor shall continue to collect at its own expense, all amounts due or to be become due such Debtor under the Receivables. In connection with such collections, such Debtor may take (and, at the Intercreditor Agent's direction when an Event of Default has occurred and is continuing, shall take) such action as such Debtor or the Intercreditor Agent after consultation with such Debtor reasonably deem necessary or advisable to enforce collection of the Receivables; PROVIDED, HOWEVER, that such Debtor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, other than adjustments, settlements, or discounts that are in accordance with such Debtor's policies as then in effect; PROVIDED that no changes are made to such Debtor's policies as in effect on the date hereof that would be materially adverse to the interests of the Secured Parties. The Intercreditor Agent shall have the right at any time after the occurrence and during the continuation of an Event of Default to notify the account debtors or obligors under any of the Receivables of the assignment of such Receivables to the Secured Parties and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Debtor thereunder directly to the Intercreditor Agent or to such Secured Parties as Intercreditor Agent may direct in accordance with the Intercreditor Agreement and, upon such notification and at the expense of such Debtor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, as the Intercreditor Agent may deem appropriate in its sole discretion. After the occurrence and during the continuation of an Event of Default (i) all amounts and proceeds (including instruments) received by such Debtor in respect of the Receivables shall be received in trust for the benefit of the Secured Parties hereunder and, upon notice from the Intercreditor Agent, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Intercreditor Agent or to such Secured Parties as Intercreditor Agent may direct in accordance with the Intercreditor Agreement in the same form as so received (with all necessary or appropriate endorsements) to be held as cash collateral and applied as provided by SECTION 8, and (ii) such Debtor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

     5.8 Such Debtor shall pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith; PROVIDED that such Debtor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against such Debtor or any of the Collateral as a result of the failure to make such payment.

     5.9 Each Debtor hereby agrees to give notice to the Intercreditor Agent by delivering a supplement to ITEM 6 of ANNEX 1, upon acquiring any commercial tort claim it reasonably believes to be in excess of $1,000,000 and agrees to take any actions reasonably requested by Intercreditor Agent to perfect a security interest therein.

     5.10 Each Debtor agrees to use commercially reasonable efforts to get each issuer of a letter of credit in an amount in excess of $500,000 under which such Debtor has letter of credit rights to consent to an assignment of the proceeds of such letter of credit to the Intercreditor Agent.

     5.11  MARKS.

                (A) Each such Debtor hereby agrees not to sell, assign (by operation of law or otherwise) or otherwise dispose of any right under any material Mark that such Debtor is required to maintain under SECTION 5.9.B hereof except as permitted by the Credit Agreement and the Mortgage Notes Indenture, absent prior written approval of the Intercreditor Agent, such approval not to be unreasonably withheld or delayed. Each such Debtor agrees to use such Marks in interstate commerce in a manner that is sufficient to preserve such Marks as trademarks or service marks registered under the laws of the United States.

                (B) Each such Debtor shall, at its own expense, diligently prosecute all applications for Marks listed in ANNEX 2 hereto and further, for all of its material registered Marks, shall diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. Sections 1051 ET SEQ. to maintain trademark registration, including affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office pursuant to 15 U.S.C. Sections 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing or affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without the prior written consent of the Intercreditor Agent, such consent not to be unreasonably withheld or delayed; PROVIDED that such Debtor shall not be obligated to maintain any Mark in the event that such Debtor determines, in its reasonable business judgment, that the maintenance of such Mark is no longer necessary or desirable in the conduct of its business. Each Debtor agrees to notify the Intercreditor Agent, the Administrative Agent and the Mortgage Notes Indenture Trustee three months prior to the date on which the affidavits of use or the applications for renewal registration are due with respect to any material registered Mark.

                (C) If any material Mark registration certificate is issued hereafter to a Debtor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within thirty days of receipt of such certificate confirming such registration such Debtor shall deliver a copy of such certificate, and a grant of security in such Mark on behalf of the Secured Parties to the Intercreditor Agent, the Administrative Agent and the Mortgage Notes Indenture Trustee, confirming the grant thereof hereunder together with all cover sheets or other documents or instruments required to be filed with the United States Patent and Trademark Office in order to create or perfect a lien in respect of such Mark.

                (D) Each Debtor agrees, promptly upon learning thereof, to notify the Intercreditor Agent, the Administrative Agent and the Mortgage Notes Indenture Trustee in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Debtor believes is infringing or otherwise violating any of such Debtor's rights to any material Mark, or with respect to any party claiming that such Debtor's use of any such Mark violates in any material respect any property right of that party. Such Debtor further agrees, unless otherwise agreed by the Intercreditor Agent, diligently to prosecute any Person infringing any material Mark.

     5.12 PATENTS AND COPYRIGHTS. Each Debtor hereby agrees not to sell, assign (by operation of law or otherwise), or otherwise dispose of any right under any material Patent or Copyright except as permitted by the Credit Agreement and the Mortgage Notes Indenture, absent prior written approval of the Intercreditor Agent, such approval not to be unreasonably withheld or delayed.

                (A) Each Debtor shall, at its own expense, diligently prosecute all applications for material Patents and material Copyrights listed in ANNEX 3 and ANNEX 4 hereto, respectively, and shall not abandon any such application prior to exhaustion of all reasonable administrative and judicial remedies, absent written consent of the Intercreditor Agent, such consent not to be unreasonably withheld or delayed. Each Debtor shall do all acts and things reasonably necessary to maintain the Patents and Copyrights listed in ANNEX 3 and ANNEX 4, respectively, and all Patents and Copyrights hereafter obtained or acquired by such Debtor, including, without limitation, making timely payment of all post-issuance fees required pursuant to 35 U.S.C. Section 41 to maintain in force rights under each Patent.

                (B) Within thirty days of acquisition of a Patent or Copyright, or of filing of an application for a Patent or Copyright by a Debtor, such Debtor shall deliver to the Intercreditor Agent, the Administrative Agent and the Mortgage Notes Indenture Trustee a copy of said Patent or Copyright or such application, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder together with all cover sheets or other documents or instruments required to be filed with the United States Patent and Trademark Office in order to create or perfect a lien in respect of such Patent or Copyright.

                (C) Each Debtor agrees, promptly upon learning thereof, to notify the Intercreditor Agent, the Administrative Agent and the Mortgage Notes Indenture Trustee in writing of the name and address of, and to furnish such pertinent information available to such Debtor with respect to any party who Debtor believes is infringing or otherwise violating any of such Debtor's rights in any material Patent or material Copyright, or with respect to any party claiming that Debtor's practice of any Patent or use of any Copyright violates any property right of that third party. Each Debtor further agrees, unless otherwise agreed by the Intercreditor Agent, diligently to prosecute any Person infringing any material Patent or material Copyright.

     5.13 ACCOUNTS. With respect to any deposit accounts, securities accounts, investment accounts or like accounts (other than the accounts of Debtors located outside the United States), Debtors shall use commercially reasonable efforts to obtain from the financial institutions with whom such accounts are maintained, agreements with the Intercreditor Agent and the Debtors in form and substance reasonably satisfactory to Intercreditor Agent and Debtors pursuant to which control over such account is granted to the Intercreditor Agent and pursuant to which such financial institution confirms and acknowledges the security interest of Secured Parties in such account and waives its right of set-off with respect to amounts held therein. From and after 60 days from the Closing Date, Debtors will provide a list of such accounts to the Intercreditor

Agent and use commercially reasonable efforts to take such further actions and execute such further documents in connection therewith as Intercreditor Agent may reasonably request in order to perfect, or maintain the perfection of the security interest of Secured Parties in such accounts. To the extent that Debtors are unable to cause the Intercreditor Agent to have control over any such account after 60 days from the Closing Date, the security interest in such account shall be deemed to be released by the Intercreditor Agent for purposes of Section 10.03(a)(ix) of the Mortgage Notes Indenture. The Debtors shall, within 6 months of the Closing Date, take such action as may be necessary to provide the Intercreditor Agent to have perfected security interests in all such accounts maintained outside the United States.

     5.14 FUTURE MATERIAL CONTRACTS. If any Debtor enters into any Material Contract related to the construction of the Phase I-A Project after the date hereof, such Debtor shall (i) deliver the Intercreditor Agent, the Administrative Agent and the Mortgage Notes Indenture Trustee an executed counterpart or certified copy of such Material Contract and (ii) shall cause the counterparty to such additional Material Contract to enter into a consent to such assignment, such consent to be in substantially the form of EXHIBIT O to the Credit Agreement (subject to any changes thereto requested by such party and reasonably satisfactory to the Intercreditor Agent).

     6.    REMEDIES UPON EVENT OF DEFAULT.

     6.1 Subject to compliance with applicable Nevada Gaming Laws, if any Event of Default shall have occurred and be continuing, the Intercreditor Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (a) require Debtors to, and Debtors hereby agree that they will at their expense and upon request of the Intercreditor Agent forthwith, assemble all or part of the Collateral as directed by the Intercreditor Agent and make it available to the Intercreditor Agent at a place to be designated by the Intercreditor Agent that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Intercreditor Agent deems appropriate, (d) take possession of Debtors' premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Debtors' equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Intercreditor Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Intercreditor Agent may deem commercially reasonable. The Intercreditor Agent or any of the Secured Parties may be the purchaser of any or all of the Collateral at any such sale and the Intercreditor Agent as agent for and representative of the Secured Parties shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Intercreditor Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Debtors, and Debtors hereby waive (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which they now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Debtors agree that, to the extent notice of sale shall be required by law, at least ten days' notice to Debtors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Intercreditor Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Intercreditor Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtors hereby waive any claims against the Intercreditor Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Intercreditor Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, Debtors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Intercreditor Agent to collect such deficiency. Upon written demand from the Intercreditor Agent, each Debtor shall execute and deliver to the Intercreditor Agent an assignment or assignments of the Patents, Copyrights, and Marks and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement. Each Debtor agrees that such an assignment and/or recording shall be applied to reduce the Obligations outstanding only to the extent that the Intercreditor Agent receives cash proceeds in respect of the sale of, or other realization upon, the Collateral.

     7.    REMEDIES CUMULATIVE; DELAY NOT WAIVER.

     7.1 No right, power or remedy herein conferred upon or reserved to the Intercreditor Agent is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Intercreditor Agent may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

     7.2 No delay or omission of the Intercreditor Agent to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Intercreditor Agent.

     8.    APPLICATION OF PROCEEDS.

     All proceeds received by the Intercreditor Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied to repay the Secured Obligations as provided in the Intercreditor Agreement.

     9.    ATTORNEY-IN-FACT.

     Subject to compliance with applicable Nevada Gaming Laws, each Debtor hereby irrevocably appoints the Intercreditor Agent as Debtors' attorney-in-fact, with full authority in the place and stead of Debtor and in the name of such Debtor, the Intercreditor Agent or otherwise, from time to time upon and following the occurrence and continuation of an Event of Default, Default (as defined in the Mortgage Notes Indenture) or Potential Event of Default in the Intercreditor Agent's discretion to take any action and to execute any instrument that the Intercreditor Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

     9.1 to obtain and adjust insurance required to be maintained by Debtors or paid to the Intercreditor Agent pursuant to this Agreement;

     9.2 to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

     9.3 to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

     9.4 to file any claims or take any action or institute any proceedings that the Intercreditor Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Intercreditor Agent with respect to any of the Collateral;

     9.5 to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Intercreditor Agent in its sole discretion, any such payments made by the Intercreditor Agent to become obligations of Debtor to the Intercreditor Agent, due and payable immediately without demand;

     9.6 to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; and

     9.7 upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Intercreditor Agent were the absolute owner thereof for all purposes, and to do, at the Intercreditor Agent's option and Debtors' expense, at any time or from time to time, all acts and things that the Intercreditor Agent deems necessary to protect, preserve or realize upon the Collateral and the Intercreditor Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Debtor might do.

     10.   THE INTERCREDITOR AGENT MAY PERFORM.

     Upon the occurrence and during the continuance of an Event of Default, if Debtor fails to perform any agreement contained herein, the Intercreditor Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Intercreditor Agent incurred in connection therewith shall be part of the Obligations of the relevant Secured Parties.

     11.   PERFECTION; FURTHER ASSURANCES.

     11.1 Each Debtor agrees that from time to time, at the expense of such Debtor, such Debtor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that the Intercreditor Agent may reasonably request, in order to perfect and protect the assignment and security interest granted, purported or intended to be granted hereby in favor of the Secured Parties or to enable the Intercreditor Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Debtor shall (i) if any Collateral shall be evidenced by a promissory note or other instrument in excess of $5,000, deliver and pledge to the Intercreditor Agent for the benefit of the Secured Parties granted a security interest in such Collateral such note duly endorsed without recourse, and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Intercreditor Agent, (ii) execute and deliver to the Intercreditor Agent such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as such Secured Parties may reasonably request, in order to perfect and preserve the assignments and security interests granted, purported or intended to be granted hereby in favor of the relevant Secured Parties and (iii) at the Intercreditor Agent's reasonable request, appear in and defend any action or proceeding that may affect Debtor's title to or the Intercreditor Agent's or any of the Secured Parties security interest in all or any part of the Collateral.

     11.2 Each Debtor hereby authorizes the Administrative Agent, the Mortgage Notes Indenture Trustee and the Intercreditor Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral in which such Secured Party has been granted a security interest.

     11.3 Each Debtor shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes (other than income taxes), duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

     11.4 Each Debtor shall, promptly upon request, provide to the Intercreditor Agent, all information and evidence it may reasonably request concerning the Collateral to enable the Intercreditor Agent to enforce the provisions of this Agreement.

     12.   PLACE OF BUSINESS; LOCATION OF RECORDS.

     Unless the Intercreditor Agent is otherwise notified under SECTION 5.4, the place of business and chief executive office of each Debtor is, and all records of such Debtor concerning the Collateral are and will be, located at the address of such Debtor set forth on the signature pages to this Agreement.

     13.   CONTINUING ASSIGNMENT AND SECURITY INTEREST; TRANSFER OF DEBT.

     This Agreement shall create a continuing assignment of, and security interest in, the Collateral and shall (a) remain in full force and effect until payment in full of all Obligations, (b) be binding upon each Debtor, its successors and assigns; PROVIDED, HOWEVER, that the obligations of each Debtor, its successors and assigns hereunder may not be assigned without the prior written consent of the Intercreditor Agent, and (c) inure, together with the rights and remedies of the Intercreditor Agent hereunder, to the benefit of the Intercreditor Agent, its successors, transferees and assigns, the other Secured Parties and their respective successors, transfers and assigns (whether as a result of a refinancing or otherwise). Without limiting the generality of the foregoing but subject to the terms of the Financing Agreements evidencing the Obligations owed to particular Secured Parties, such Secured Parties may assign or otherwise transfer all or any part of or interest in such Financing Agreements or other evidence of indebtedness held by them to any other Person to the extent permitted by such Financing Agreements, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Secured Parties herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by any Secured Party or the Intercreditor Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any person on the Obligations secured hereby. If this Agreement shall be terminated or revoked by operation of law, each Debtor will indemnify and save the Secured Parties harmless from any loss which may be suffered or incurred by the Secured Parties in acting hereunder prior to the receipt by the Intercreditor Agent, its successors, transfers, or assigns of notice of such termination or revocation. Each Debtor acknowledges and agrees that, pursuant to and in accordance with the terms of the Intercreditor Agreement, one or more additional or successor Intercreditor Agents, or other agents or representatives of the Intercreditor Agent or other secured Parties may be appointed, by written notice to each Debtor, and such person or persons shall be entitled to exercise or perform all or a portion of the duties or obligations of the Intercreditor Agent hereunder in accordance with the terms of such appointment.

     14.   TERMINATION AND RELEASE OF SECURITY INTEREST.

     14.1 On the Termination Date, the security interest granted under Subsection 2.1 and 2.2 in favor of the Intercreditor Agent on behalf of the Bank Secured Parties shall terminate; PROVIDED that such termination shall not affect the rights of the other Secured Parties hereunder. Upon any such termination, the Intercreditor Agent will, at the Debtors' expense, execute and deliver to the Debtors such documents (including, without limitation, UCC-3 termination statements) as the Debtors shall reasonably request to evidence such termination. Following any such termination any references to the Administrative Agent and the Credit Agreement shall be deemed to be deleted.

     14.2 Upon the payment in full of the Mortgage Note Secured Obligations, the security interest granted under Subsection 2.3 in favor of the Mortgage Notes Indenture Trustee shall terminate; PROVIDED that such termination shall not affect the rights of the other Secured Parties hereunder. Upon any such termination, the Intercreditor Agent will, at the Debtors' expense, execute and deliver to the Debtors such documents (including, without limitation, UCC-3 termination statements) as the Debtors shall reasonably request to evidence such termination.

Following any such termination any references to the Mortgage Note Secured Parties, the Mortgage Notes Indenture Trustee and the Mortgage Note Indenture shall be deemed to be deleted.

     14.3 To the extent any property (including Specified FF&E) is financed by any lender pursuant to an FF&E Facility rather than Bank Secured Parties, the Intercreditor Agent shall release the Liens in favor of the Secured Parties on such property and in connection therewith at the Debtor's expense, execute and deliver to the Debtors such documents (including, without limitation UCC-3 termination statements) as the Debtors may reasonably request to evidence such termination.

     14.4 Upon the termination of the security interests of the Bank Secured Parties in accordance with Section 14.1 above, the appointment of Intercreditor Agent shall terminate and all duties, rights and remedies vested in Intercreditor Agent shall thereupon be vested in the Mortgage Notes Indenture Trustee.

     14.5 In the event that any part of the Collateral is sold, transferred or otherwise disposed of in accordance with the Credit Agreement and the Mortgage Notes Indenture or is otherwise released in accordance with the Credit Agreement and the Mortgage Notes Indenture or with the consent of the Requisite Lenders and, if required, the Mortgage Notes Secured Parties, such Collateral will be sold, transferred or otherwise disposed of, and released free and clear of the Liens created by this Agreement and the Intercreditor Agent, at the request and expense of the relevant Debtor, will duly and promptly assign, transfer, deliver and release to the applicable Debtor or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, transferred or otherwise disposed of or released. Furthermore, upon the release of any Subsidiary Guarantor from the Subsidiary Guaranty and the Guaranty (as defined in the Mortgage Notes Indenture) in each case, in accordance with the provisions of the Credit Agreement and the Mortgage Notes Indenture, such Debtor (and the Collateral at such time assigned by such Debtor pursuant hereto) shall be released from this Agreement. In connection with any disposition or release pursuant to this Section 14.5, the Intercreditor Agent shall, at the Debtors' expense, execute and deliver to Debtors such documents (including UCC-3 termination statements) as Debtors may reasonably request.

     15.   INDEMNITY AND EXPENSES.

     To the extent not covered by the Credit Agreement or the Mortgage Notes Indenture, the Debtors agree, jointly and severally, to indemnify the Intercreditor Agent and each other Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from such Secured Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

     16.   ATTORNEYS' FEES.

     In the event any legal action or proceeding (including any of the remedies provided for herein or at law) is commenced to enforce or interpret this Agreement or any provision thereof, the Debtors shall indemnify each of the Secured Parties and the Intercreditor Agent for their reasonable attorneys' fees and other costs and expenses incurred therein, and if a judgment or award is entered in any such action or proceeding, such reasonable attorneys' fees and other costs and expenses may be made a part of such judgment or award.

     17.   AMENDMENTS; WAIVERS; CONSENTS.

     No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by the Debtors therefrom, shall in any event be effective without the written concurrence of the Intercreditor Agent (as set forth in the Credit Agreement) and the Debtors subject to the terms of the Intercreditor Agreement. The parties hereto acknowledge that to the extent provided in the second paragraph of Section 9.01 of the Mortgage Notes Indenture, this Agreement may be amended, modified, terminated or waived at the direction of the Bank Secured Parties (with the consent of the Debtors but without the consent of the Mortgage Notes Indenture Trustee or any other Mortgage Notes Secured Party) and the Intercreditor Agent shall concur in such amendment, modification, termination or waiver so long as the Mortgage Notes Secured Parties are treated equally with and in the same manner as the Bank Secured Parties with respect to such amendment, modification, termination or waiver.

     18.   NOTICES.

     All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business
Day) on which it is validly transmitted if transmitted before 4 p.m., recipient's time, and if transmitted after that time, on the next following Business Day; PROVIDED, HOWEVER, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. The addresses of the parties for purposes hereof shall be as set forth on the signature pages hereof unless and until notice changing such address is given in accordance with this Section 18 (and any notice sent to a Subsidiary Guarantor may be sent to it at the address of either Borrower). Any party shall have the right to change its address for notice hereunder to any other location by giving of no less than twenty (20) days' notice to the other parties in the manner set forth hereinabove.

     19.   GOVERNING LAW.

     Subject to the application of Nevada Gaming Laws, this Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Agreement in or upon the Collateral shall be governed by the laws of the state of New York, without reference to conflicts of law (other than Section 5-1401 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of New York.

     20.   CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST DEBTORS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH DEBTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

     (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

     (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

     (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO DEBTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 18;

     (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER DEBTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

     (V) AGREES THAT INTERCREDITOR AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST EACH DEBTOR IN THE COURTS OF ANY OTHER JURISDICTION; AND

     (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 20 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

     21.   REINSTATEMENT.

     This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any Secured Party in respect of the Obligations is rescinded or must otherwise be restored or returned by such Secured Party upon the insolvency, bankruptcy, reorganization or liquidation of a Debtor or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, a Debtor or any substantial part of a Debtor's assets, or otherwise, all as though such payments had not been made.

     22.   SEVERABILITY.

     The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     23.   SURVIVAL OF PROVISIONS.

     All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the other Financing Agreements and extensions of credit thereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements, representations and warranties of Debtors set forth herein shall terminate only upon full repayment of the Obligations.

     24.   HEADINGS DESCRIPTIVE.

     The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     25.   ENTIRE AGREEMENT.

     This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

     26.   TIME.

     Time is of the essence of this Agreement.

     27.   COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

     28.   WAIVER OF JURY TRIAL.

     EACH DEBTOR AND THE INTERCREDITOR AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP AMONG THEM THAT IS BEING ESTABLISHED. EACH DEBTOR AND THE INTERCREDITOR AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT IT WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH SUCH PERSON FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT

KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     29.   RESPONSIBILITIES OF THE INTERCREDITOR AGENT.

     The powers conferred on the Intercreditor Agent hereunder are solely to protect its interest in the Collateral granted for the benefit of the Secured Parties and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Intercreditor Agent shall have no duty as to any Collateral, it being understood that the Intercreditor Agent shall have no responsibility for (a) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral or (b) taking any necessary steps to collect or realize upon the Obligations or any guarantee therefor, or any part thereof, or any of the Collateral. The Intercreditor Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which such Person accords its own property of like kind.

     30.   ADDITIONAL DEBTORS.

     Upon the execution and delivery by any other Person of a supplement in the form of EXHIBIT A hereto, such Person shall become a "Debtor" hereunder with the same force and effect as if it were originally a party to this Agreement and named as a "Debtor" hereunder. The execution and delivery of such supplement shall not require the consent of any other Debtor hereunder, and the rights and obligations of each Debtor hereunder shall remain in full force and effect notwithstanding the addition of any new Debtor as a party to this Agreement.

     31.   JOINT AND SEVERAL OBLIGATIONS.

     The provisions of Section 2.9 of the Credit Agreement are incorporated herein by reference and each Debtor agrees that the provisions of the aforesaid sections shall apply with respect to each Debtor hereunder.

     32. AMENDMENT FOR NEW CREDIT PARTIES. Upon any refinancing, refunding, replacement or restructuring, in whole or in part, of the Credit Agreement or, the Indebtedness under the Mortgage Notes Indenture or any Future First Lien Credit Facility, or the entering into of a Future First Lien Credit Facility or agreements relating to Hedging Obligations (as defined in the Intercreditor Agreement) with Permitted Counterparties (subject to the rights of the existing Secured Parties under their respective Financing Agreements with respect to any such refinancing or other Indebtedness or such Hedging Obligations), the applicable lender or Permitted Counterparty and the Intercreditor Agent shall execute and deliver a joinder, amendment or supplement to this Agreement to provide that the new lender(s) (or the agent or trustee for the new lender(s)) shall be a "Secured Party" hereunder. Upon the execution and delivery by such lender(s) or Permitted Counterparties and the other parties thereto of such joinder, amendment or supplement, such lender(s) or Permitted Counterparties shall become a "Secured Party" hereunder with the same force and effect as if it were originally a party to this Agreement and named as a "Secured Party" herein. The execution and delivery of such joinder, amendment or supplement shall not require the consent of any other Secured Party hereunder, and the rights and obligations of each Secured Party hereunder shall remain in full force and effect notwithstanding the addition of any new Secured Party as a party to this Agreement.

                                                                     Exhibit 4.3

     IN WITNESS WHEREOF, each of the undersigned has caused this Company Security Agreement to be duly executed and delivered as of the day and year first written above.

                                DEBTORS:

                                LAS VEGAS SANDS, INC.,
                                a Nevada Corporation


                                By: /s/ David Friedman
                                    ---------------------------------
                                    Name: David Friedman
                                         ----------------------------
                                    Title: Secretary
                                          ---------------------------

                                VENETIAN CASINO RESORT, LLC,
                                a Nevada limited liability company

                                By:  LAS VEGAS SANDS, INC.,
                                     a Nevada corporation,
                                     its managing member


                                     By: /s/ David Friedman
                                         ----------------------------
                                         Name: David Friedman
                                              -----------------------
                                         Title: Secretary
                                               ----------------------

                                MALL INTERMEDIATE HOLDING
                                COMPANY, LLC


                                By: Venetian Casino Resort, LLC, its Managing Member

                                     By: Las Vegas Sands, Inc., its
                                         Managing Member


                                     By: /s/ David Friedman
                                         ----------------------------
                                         Name: David Friedman
                                         Title: Secretary

                                GRAND CANAL SHOPS MALL
                                CONSTRUCTION, LLC


                                By:  Venetian Casino Resort, LLC,
                                     its Managing Member

                                     By: Las Vegas Sands, Inc., its
                                         Managing Member


                                     By: /s/ David Friedman
                                         ----------------------------
                                         Name: David Friedman
                                         Title: Secretary

                                LIDO INTERMEDIATE HOLDING
                                COMPANY, LLC


                                By:  Venetian Casino Resort, LLC,
                                     its Managing Member

                                     By: Las Vegas Sands, Inc., its
                                         Managing Member


                                     By: /s/ David Friedman
                                         ----------------------------
                                         Name: David Friedman
                                         Title: Secretary

                                VENETIAN VENTURE DEVELOPMENT,
                                LLC


                                By:  Venetian Casino Resort, LLC,
                                     its Managing Member

                                     By: Las Vegas Sands, Inc., its
                                         Managing Member


                                     By: /s/ David Friedman
                                         ----------------------------
                                         Name: David Friedman
                                         Title: Secretary

                                VENETIAN OPERATING COMPANY, LLC


                                By:  Venetian Casino Resort, LLC,
                                     its Managing Member

                                     By: Las Vegas Sands, Inc., its
                                         Managing Member


                                     By: /s/ David Friedman
                                         ----------------------------
                                         Name: David Friedman
                                         Title: Secretary

                                VENETIAN MARKETING, INC.


                                By: /s/ David Friedman
                                    ---------------------------------
                                    Name: David Friedman
                                    Title: Secretary

                                VENETIAN CASINO RESORT ATHENS, LLC


                                By:  Las Vegas Sands, Inc., its
                                     Managing Member


                                     By: /s/ David Friedman
                                         ----------------------------
                                         Name: David Friedman
                                         Title: Secretary


                                Notice Address for Debtors:
                                     3355 Las Vegas Boulevard South
                                     Las Vegas, Nevada 89109
                                     Attention: General Counsel
                                     Telefax: (702) 733-5499

                                INTERCREDITOR AGENT:

                                THE BANK OF NOVA SCOTIA,
                                a Canadian chartered bank,
                                as Intercreditor Agent


                                By:  /s/ Alan Pendergast
                                     --------------------------------
                                     Name: Alan Pendergast
                                          ---------------------------
                                     Title: Managing Director
                                           --------------------------


                                Notice Address:    The Bank of Nova Scotia
                                                   580 California Street
                                                   Suite 2100
                                                   San Francisco, CA 94104
                                Attention:         Alan Pendergast
                                                   Relationship Manager
                                Facsimile Number:  (415) 397-0791


                                with a copy to:    The Bank of Nova Scotia
                                                   600 Peachtree Street, N.E.
                                                   Atlanta, GA 30308
                                Attention:         Robert Ivy
                                Facsimile Number:  (404) 888-8998